Exhibit 15.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163522, 333-155888, and 333-150656) of Siemens Aktiengesellschaft of our report dated March 31, 2010 relating to the financial statements which appear in this Form 20-F/A.
/s/ PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy
Helsinki, Finland
April 23, 2010